Exhibit 10.12

CORPORATE RESOLUTION OF THE

BOARD OF DIRECTORS OF

Boon Industries, Inc.

(BNOW)

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Boon Industries, Inc., a corporation incorporated under the laws of the State of Oklahoma (the “Corporation”), duly held on September 22nd, 2021 at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board deems it in the best interests of the Corporation to have Johann Loewen join the Corporation as Chief Revenue Officer and join the Board of Directors as a Director. The Agreement is attached as Exhibit B.

Johann Loewen is an innovator and entrepreneur who has developed solutions for complex problems throughout his career. He developed a compact biodiesel machine through Methes Energies (Tickr: MIEL). His ability to integrate tested and proven technologies into market ready products provides a unique foundation for establishing productive relationships with Boon customers.

WHEREAS,

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to appoint Johann Loewen as Chief Revenue Officer as well as appoint him to the Board of Directors as a Director effective immediately.

RESOLVED, WHEREAS, the undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by use from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

Justin Gonzalez

Eric Watson

EXHIBIT A

DIRECTOR’S AGREEMENT

The undersigned Director, Johann Loewen, (“the undersigned”), appointed by the Board of Directors of Boon Industries Inc. agrees to serve on the above company’s Board of Directors from September 22, 2021 through September 22, 2022.

The undersigned agrees to remain a Director of the company for the time period above. If he or she does not serve as a Director for the first six (6) months from the time period above (unless due to an Act of God or his/her long-term incapacitation), then the undersigned agrees to return the Series A stock to the Company. The Company will not dismiss the undersigned without cause, and with notice and an opportunity for the undersigned to be heard by the Board first.

As Director the undersigned is hereby granted 5,000 shares of Preferred Series A of the company at a price of $10.00 per share pursuant with the Certificate of Designation. The undersigned is entitled to $250.00 for attending each Directors meeting and as arranged for any tele-conference or video meeting, meeting-without-notice proceeding, or other official meeting or action of the Board (such as the consideration and passage of a Board Resolution) for which he signs a Waiver of Notice and Consent.

The undersigned pledges his best efforts and promises to conduct himself in a professional manner in carrying out the duties as a Director of the company. The undersigned promises not to divulge to others and will not use confidential or proprietary information of BNOW for his/her or anyone else’s gain (during or after the time in which the undersigned is a company Director). Unless as otherwise approved in advance by the BNOW Board of Directors, the undersigned promises that he or she will not serve as a director, officer, employee, agent or consultant to any competing business enterprise of SIML’s during the time in which he or she is a Director of the company.

It is understood that the company does not have errors and omissions insurance for management as of the date of this Agreement, and that the Director is responsible to obtain said insurance.

The company will pay the reasonable expenses of the undersigned in carrying out his duties as a Director; however, any expenses in excess of $25.00 must be approved in advance by company. Except to the extent not allowed by Oklahoma law, the company hereby holds the undersigned harmless from liability to the company, its shareholders and any third parties for acts and omissions while a Director of the company and further agrees to indemnify and defend the undersigned in the event of any action taken by the company, its shareholders or third parties against the undersigned in his or her position as Director of the company.

Any disputes arising from this Agreement not resolved by the parties in a good faith, timely manner shall be arbitrated within Nevada County, California under the rules and procedures of the American Arbitration Association. Attorney fees and costs are to be awarded to the prevailing party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

Justin M. Gonzalez, Chairman	Eric Watson, Director

I agree to the terms and conditions outlined in the Director Agreement.

Johann Loewen

Dated: Sep 22, 2021

Director Agreement and Board Resolution

Final Audit Report	2021-09-22

Created:	2021-09-22

By:	Administration (admin@boonindustries.com)

Status:	Signed

Transaction ID:	CBJCHBCAABAAeJYsdzyk9wkIaqBuZJs8CaS9dXbNk25V

“Director Agreement and Board Resolution” History

Document created by Administration (admin@boonindustries.com)
2021-09-22 - 7:52:09 PM GMT- IP address: 45.22.141.44

Document emailed to Eric Watson (eric@boonindustries.com) for signature
2021-09-22 - 7:53:49 PM GMT

Email viewed by Eric Watson (eric@boonindustries.com)
2021-09-22 - 7:57:07 PM GMT- IP address: 47.157.158.13

Document e-signed by Eric Watson (eric@boonindustries.com)
Signature Date: 2021-09-22 - 7:57:36 PM GMT - Time Source: server- IP address: 47.157.158.13

Document emailed to Justin M. Gonzalez (justin@boonindustries.com) for signature
2021-09-22 - 7:58:22 PM GMT

Email viewed by Justin M. Gonzalez (justin@boonindustries.com)
2021-09-22 - 7:59:00 PM GMT- IP address: 45.22.141.44

Document e-signed by Justin M. Gonzalez (justin@boonindustries.com)
Signature Date: 2021-09-22 - 7:59:28 PM GMT - Time Source: server- IP address: 45.22.141.44

Document emailed to Johann Loewen (johann@27venture.com) for signature
2021-09-22 - 7:59:30 PM GMT

Email viewed by Johann Loewen (johann@27venture.com)
2021-09-22 - 8:08:59 PM GMT- IP address: 18.144.50.25

Document e-signed by Johann Loewen (johann@27venture.com)
Signature Date: 2021-09-22 - 8:10:15 PM GMT - Time Source: server- IP address: 18.144.50.25

Agreement completed.
2021-09-22 - 8:10:15 PM GMT